SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 30, 1997

                           FALCON HOLDING GROUP, L.P.
         --------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                   33-60776                     95-4408577
                   --------                     ----------
          (Commission File Number)           (I.R.S. Employer
                                           Identification Number)

         10900 WILSHIRE BOULEVARD -15TH FLOOR
          LOS ANGELES, CALIFORNIA                               90024
         ------------------------------------                 ----------
         (Address of principal                                (Zip Code)
          executive offices)


                                 (310) 824-9990
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On December 30, 1997, Falcon Holding Group, L.P., a Delaware limited partnership (the "Partnership"), entered into a Contribution and Purchase Agreement (the "Agreement") with Falcon Communications, L.P., a California limited partnership ("NewFalcon"), TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI"), and certain other persons. The Partnership is a general partner and limited partner of NewFalcon and TCI is a general partner of NewFalcon. Reference is made to the copy of the Agreement filed as an exhibit to this report. The following disclosure is qualified in its entirety by such reference.

         The Agreement contemplates (i) the contribution to NewFalcon by the Partnership of substantially all of the assets of its cable television systems serving approximately 680,000 basic subscribers, subject to certain indebtedness, (ii) and the contribution to NewFalcon by TCI of the assets of certain cable television systems serving approximately 293,000 basic subscribers, subject to certain indebtedness. The cable television systems owned by TCI that are to be contributed to NewFalcon are located in Oregon, Washington, California, Missouri and Alabama.

         Immediately after the Partnership's contribution to NewFalcon and pursuant to the Agreement, the holders of substantially all of the partnership interests of Falcon Video Communications Investors, L.P. ("FVCI") (other than the Partnership) and of Falcon Video Communications, L.P. ("Video") (other than
FVCI) will contribute their interests in FVCI and Video to the Partnership in exchange for limited partnership interests in the Partnership. FVCI owns partnership interests in Video, and Video owns cable television systems which serve approximately 70,000 homes subscribing to cable service. The Partnership will, in turn, contribute the interests in FVCI and Video to NewFalcon.

         Pursuant to the Agreement, the Partnership will redeem a portion of the limited partnership interests in the Partnership held by certain of its limited partners (the "Redeemed Partners") in exchange for partnership interests in NewFalcon, and TCI will purchase those partnership interests in NewFalcon from the Redeemed Partners for cash. After giving effect to the contributions provided in the Agreement and such redemption and purchase, the Partnership will own approximately 53% of the equity in NewFalcon and TCI will own approximately 47% of the equity in NewFalcon.

         In connection with the contributions by the Partnership to NewFalcon, NewFalcon will assume the rights and obligations of the Partnership under the Indenture for the outstanding 11% Senior Subordinated Notes.



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                                        3

         The consummation of the transactions described above is subject to customary closing conditions, including, without limitation, the Partnership and TCI obtaining required regulatory and other related consents and to obtaining satisfactory financing arrangements on acceptable terms. Accordingly, there can be no assurance that the transactions described above will be successfully consummated or, if successfully completed, when they might be completed.

         FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE EFFECTS OF LEGISLATIVE AND REGULATORY CHANGES; THE NEED FOR REGULATORY APPROVALS; THE POTENTIAL OF INCREASED LEVELS OF COMPETITION FOR THE PARTNERSHIP; TECHNOLOGICAL CHANGES; THE NEED TO ARRANGE ADEQUATE FINANCING; POTENTIAL CONFLICTS OF INTEREST INVOLVING THE GENERAL PARTNER OF THE PARTNERSHIP AND ITS AFFILIATES; AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K AND PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                 (a)      Financial Statements of Business Acquired

                                 Not applicable.

                 (b)      Pro Forma Financial Information

                                 Not applicable.

                 (c)      Exhibits

            Exhibit Number              Description
            --------------              -----------
                 2.1                    Contribution and Purchase Agreement,
                                        dated as of December 30, 1997




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                                       4

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FALCON HOLDING GROUP, L.P.
                                         By:  Falcon Holding Group, Inc.,
                                              General Partner


Dated:  January 16, 1998                    By: /s/ MICHAEL K. MENEREY
                                             -------------------------------
                                              Name:  Michael K. Menerey
                                              Title: Secretary and Chief
                                                     Financial Officer